Filed Pursuant to Rule 424(b)(5)

Registration No. 333-250072

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 25, 2021

Preliminary Prospectus Supplement

(To Prospectus Dated November 23, 2020)

                     Shares of Common Stock

We are offering                    shares of our common stock, par value $0.0001 per share.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LPCN.” On January 22, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.23 per share.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, “Risk Factors” beginning on page 6 of the accompanying prospectus, the “Risk Factors” section beginning on page 21 of our Annual Report on Form 10-K for the year ended December 31, 2019, the “Risk Factors” section beginning on page 37 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, the “Risk Factors” section beginning on page 39 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, the “Risk Factors” section beginning on page 42 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to us	$		$

(1)	See “Underwriting” beginning on page S-18 of this prospectus supplement for a description of the compensation payable to the underwriter, including reimbursement of certain expenses.

We have granted the underwriter an option to purchase from us up to                    additional shares of our common stock at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. If the underwriter exercises this option in full, the total underwriting discounts and commissions will be $                   and the total proceeds, before expenses, to us will be $                  .

Delivery of the securities will be made against payment thereon on or about                    , 2021.

Sole Book-Running Manager

Raymond James

The date of this prospectus supplement is                    , 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

References in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference to the “Company,” “Lipocine,” “our,” “us” or “we” refer to Lipocine Inc. and its subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, provides more general information about us and our common stock. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus and any related “free writing prospectus.” None of the Company or the underwriter has authorized anyone to provide information different from that contained in, incorporated or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Before you invest, you should read the registration statement of which this document forms a part, this document, the accompanying prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The information in this document may only be accurate on the date of the document. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

S-i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections of this prospectus supplement entitled “Prospectus Summary” and “Risk Factors.” See also “Special Note Regarding Forward-Looking Statements” in the accompanying prospectus.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. These statements involve risks, uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause or contribute to such differences include, but are not limited to, the risks described in this prospectus supplement and detailed in Lipocine’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, to understand fully our common stock as well as other considerations that are important to you in making a decision to invest in our common stock. You should pay special attention to the “Risk Factors” section beginning on page S-5 of this prospectus supplement, the “Risk Factors” section beginning on page 6 of the accompanying prospectus, the “Risk Factors” section beginning on page 21 of our Annual Report on Form 10-K for the year ended December 31, 2019, the “Risk Factors” section beginning on page 37 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, the “Risk Factors” section beginning on page 39 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and the “Risk Factors” section beginning on page 42 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is incorporated by reference in this prospectus supplement along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus to determine whether an investment in our common stock is appropriate for you. This prospectus supplement and the accompanying prospectus include forward-looking statements that involve risks and uncertainties.

Summary of Our Business

General

We are a clinical-stage biopharmaceutical company focused on applying our oral drug delivery technology for the development of pharmaceutical products focusing on metabolic and endocrine disorders. Our proprietary delivery technologies are designed to improve patient compliance and safety through orally available treatment options. Our primary development programs are based on oral delivery solutions for poorly bioavailable drugs. We have a portfolio of proprietary product candidates designed to produce favorable pharmacokinetic characteristics and facilitate lower dosing requirements, bypass first-pass metabolism in certain cases, reduce side effects, and eliminate gastrointestinal interactions that limit bioavailability.

Our most advanced product candidate, TLANDO™, is an oral testosterone replacement therapy (“TRT”). On November 8, 2019 we received a Complete Response Letter ("CRL") from the United States Food and Drug Administration ("FDA") regarding our New Drug Application ("NDA") filed in May 2019 for TLANDO as a TRT in adult males for conditions associated with a deficiency of endogenous testosterone, also known as hypogonadism. A CRL is a communication from the FDA that informs companies that an application cannot be approved in its present form. The CRL identified one deficiency stating the efficacy trial did not meet the three secondary endpoints for maximal testosterone concentrations. The CRL did not identify any specific issues relating to chemistry, manufacturing and controls of TLANDO. We had our Post Action meeting with the FDA in January 2020 and discussed a potential path forward for the approval of TLANDO. Based on the Post Action meeting and written feedback, the FDA indicated our approach to addressing the deficiency through the reanalysis of existing data in accordance with FDA feedback appears to be a reasonable path forward. The FDA requested that the information generated by the reanalysis be submitted as part of an NDA resubmission with a six-month Prescription Drug User Fee Act (“PDUFA”) clock. We resubmitted the NDA on February 28, 2020 and it was assigned a PDUFA date of August 28, 2020. However, on August 28, 2020 the FDA informed us that it needed additional time to complete its review of the NDA.

On December 8, 2020, the FDA informed us that it granted tentative approval to TLANDO. In granting tentative approval, the FDA concluded that TLANDO has met all required quality, safety and efficacy standards necessary for approval, but TLANDO has not received final approval and is not eligible for final approval and marketing in the U.S. until the expiration of the exclusivity period previously granted to Clarus Therapeutics, Inc. with respect to Jatenzo®, which expires on March 27, 2022. We are currently reviewing the FDA’s tentative approval of TLANDO and remain committed to taking appropriate actions with the goal of receiving final approval to permit the launch of TLANDO. The FDA has also required us to conduct certain post-marketing studies to (i) assess patient understanding of key risks relating to TLANDO and (ii) evaluate development of adrenal insufficiency with chronic TLANDO therapy.

Additional pipeline candidates include LPCN 1144, an oral prodrug of bioidentical testosterone comprised of TU for the treatment of non-cirrhotic non-alcoholic steatohepatitis (“NASH”), TLANDO XR, a next generation oral TRT product with the potential for once daily dosing which has completed Phase 2 testing, LPCN 1148, an oral prodrug of bioidentical testosterone for the treatment of cirrhosis, and LPCN 1107, potentially the first oral hydroxyprogesterone caproate product indicated for the prevention of recurrent preterm birth, for which we have completed an End-of-Phase 2 meeting with the FDA.

LPCN 1144 is currently being tested in the LiFT (“Liver Fat intervention with oral Testosterone”) Phase 2 clinical study, a paired-biopsy study in confirmed pre-cirrhotic NASH subjects. Study enrollment has been completed and on January 12, 2021 we announced positive top-line results from the Phase 2 clinical study investigating LPCN 1144 in biopsy-confirmed NASH male subjects. Currently, there are no approved treatments for NASH. Treatments with LPCN 1144 post 12 weeks of treatment resulted in liver fat reduction, assessed by magnetic resonance imaging, proton density fat fraction technique, and showed improvement of liver injury markers with no observed tolerability issues. During the 12 weeks of treatment, the observed rate and severity of Treatment Emergent Adverse Events in both the treatment arms were comparable to the placebo arm. 36-week biopsy data from the LiFT study is expected in mid-2021.

To date, we have funded our operations primarily through the sale of equity securities, debt and convertible debt and through up-front payments, research funding and royalty and milestone payments from our license and collaboration arrangements. We have not generated any revenues from product sales and we do not expect to generate revenue from product sales unless and until we obtain final regulatory approval of TLANDO or other products.

We have incurred losses in most years since our inception. As of September 30, 2020, we had an accumulated deficit of $168 million. Income and losses fluctuate year to year, primarily depending on the nature and timing of research and development occurring on our product candidates. Our net loss was $16.5 million for the nine months ended September 30, 2020 and $9.7 million for the nine months ended September 30, 2019. Substantially all of our operating losses resulted from expenses incurred in connection with our product candidate development programs, our research activities and general and administrative costs, including on-going litigation activities, associated with our operations.

We expect to continue to incur significant expenses and operating losses for the foreseeable future as we:

•	conduct any other pre or post-approval clinical studies required in support of TLANDO;

•	perform pre-commericalization and commercialization activities in support of TLANDO;

•	conduct further development of our other product candidates, including LPCN 1144;

•	continue our research efforts;

•	research new products or new uses for our existing products;

•	maintain, expand and protect our intellectual property portfolio; and

•	provide general and administrative support for our operations, including on-going litigation.

To fund future long-term operations, we will need to raise additional capital. The amount and timing of future funding requirements will depend on many factors, including capital market conditions, regulatory requirements and outcomes related to TLANDO, regulatory requirements related to our other product development programs, the timing and results of our ongoing development efforts, the potential expansion of our current development programs, potential new development programs, our ability to license our products to third parties, the pursuit of various potential commercial activities and strategies associated with our development programs and related general and administrative support. We anticipate that we will seek to fund our operations through public or private equity or debt financings or other sources, such as potential license, partnering and collaboration agreements. We cannot be certain that anticipated additional financing will be available to us on favorable terms, or at all. Although we have previously been successful in obtaining financing through public and private equity securities offerings and our license and collaboration agreements, there can be no assurance that we will be able to do so in the future.

Recent Developments

As of December 31, 2020, we had cash and cash equivalents of $24.7 million, $5 million of which is restricted cash.

The estimated cash and cash equivalents as of December 31, 2020 are preliminary and may change, are based on information available to management as of the date of this prospectus supplement, and are subject to completion by management of the financial statements as of and for the year ended December 31, 2020. There can be no assurance that our cash, cash equivalents, and marketable securities as of December 31, 2020 will not differ from these estimates, including as a result of quarter-end closing and any such changes could be material.

The foregoing preliminary financial data has been prepared by, and is the responsibility of, our management. This data could change as a result of further review. Complete annual results will be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Corporate Information

Marathon Bar Corp. (“Marathon Bar”) was incorporated on October 13, 2011, in the State of Delaware. On July 24, 2013, Marathon Bar and MBAR Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Marathon Bar, and Lipocine Operating Inc. (“Lipocine Operating”), a privately held company incorporated in Delaware, executed an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Lipocine Operating and Lipocine Operating was the surviving entity. Additionally, pursuant to the Merger Agreement, Marathon Bar changed its name to Lipocine Inc.

Our principal executive offices are located at 675 Arapeen Drive, Suite 202, Salt Lake City, Utah 84108 and our telephone number is (801) 994-7383. We maintain a website at www.lipocine.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

THE OFFERING

Common stock offered by us	shares (or shares if the underwriter’s option is exercised in full)

Common stock outstanding immediately after this offering	shares (or shares if the underwriter’s option is exercised in full)

Underwriter’s Option	We have granted the underwriter an option exercisable for a period of 30 days from the date of this prospectus to purchase up to an additional shares of common stock at the public offering price, less the underwriting discount.

Use of Proceeds

We estimate that our net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $                    million. We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully all of the information included or incorporated by reference in this prospectus supplement and the sections entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, page 6 of the accompanying prospectus, page 21 of our Annual Report on Form 10-K for the year ended December 31, 2019, page 37 of our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, page 39 of our Quarterly Report on Form 10-Q for the six months ended June 30, 2020, page 42 of our Quarterly Report on Form 10-Q for the nine months ended September 30, 2020 and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus supplement before deciding whether to purchase our common stock in this offering.

Market for common stock	Our common stock is listed on Nasdaq under the symbol “LPCN.”

The number of shares of common stock to be outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of September 30, 2020, which was 65,686,150 shares, which does not include, as of that date, (i) 2,958,485 options to purchase shares of our common stock issued under our Fourth Amended and Restated 2014 Stock and Incentive Plan, (ii) 605,682 restricted stock units of our common stock issued under our Fourth Amended and Restated 2014 Stock and Incentive Plan (of which 603,807 vested and 1,875 expired as of December 31, 2020), (iii) 2,544,888 shares of common stock available for issuance under our Fourth Amended and Restated 2014 Stock and Incentive Plan, (iv) 1,944,366 shares of common stock underlying outstanding warrants, and (v) 5,223,100 shares of common stock that were sold subsequent to September 30, 2020 pursuant to our Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co.

RISK FACTORS

 You should carefully consider the risk factors set forth below, under the caption “Risk Factors” in the accompanying prospectus and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” immediately below.

RISKS RELATED TO THIS OFFERING

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

 We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

 Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of shares of common stock in this offering, and based on a public offering price of $         per share and a pro forma net tangible book value per share of our common stock of $          as of                      , if you purchase securities in this offering, you will suffer immediate and substantial dilution of $          per share in the net tangible book value of the common stock purchased. The exercise of outstanding stock options and the vesting of outstanding restricted stock units will result in further dilution of your investment. See “Dilution” on page S-16 for a more detailed discussion of the dilution you will incur in connection with this offering.

You may experience future dilution as a result of future equity offerings.

 In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We depend primarily on the success of our lead product candidate, TLANDO, for which we recently received tentative approval from the FDA and which may not receive final regulatory approval or be successfully commercialized.

TLANDO is currently our only product candidate that has completed Phase 3 clinical trials, and our business currently depends primarily on its successful development, regulatory approval and commercialization, if final approval is obtained.

On December 8, 2020, the FDA informed us that it granted tentative approval to TLANDO for testosterone replacement therapy in adult males indicated for conditions associated with a deficiency or absence of endogenous testosterone: primary hypogonadism (congenital or acquired) and hypogonadotropic hypogonadism (congenital or acquired). In granting tentative approval, the FDA concluded that TLANDO has met all required quality, safety and efficacy standards necessary for approval, but TLANDO has not received final approval and is not eligible for final approval and marketing in the U.S. until the expiration of the exclusivity period previously granted to Clarus Therapeutics, Inc. with respect to Jatenzo®, which expires on March 27, 2022. We will not be able to market TLANDO in the U.S. until that time. Such delay could adversely affect our ability to compete with other TRT products and have a material adverse effect on our business. In addition, we may not have sufficient resources to successfully commercial TLANDO.

The FDA has also required us to conduct certain post-marketing studies to (i) assess patient understanding of key risks relating to TLANDO and (ii) evaluate development of adrenal insufficiency with chronic TLANDO therapy. We will incur additional costs to conduct these post-marketing studies, which could have a material adverse effect on our business and financial condition.

Further, in the event that we seek regulatory approval of TLANDO outside the United States, such markets also have requirements for approval of drug candidates with which we must comply prior to marketing. Obtaining regulatory approval for marketing of TLANDO in one country does not ensure we will be able to obtain regulatory approval in other countries but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries.

Any regulatory approval of TLANDO, once obtained, including the FDA’s tentative approval, may be withdrawn. Ultimately, the failure to obtain and maintain regulatory approvals would prevent TLANDO from being marketed and would have a material adverse effect on our business.

If the FDA clarifies, modifies or restricts the indicated population for T-replacement in the "class" label, the market for T-replacement products may shrink and our ability to sell and be reimbursed for TLANDO and TLANDO XR could be materially adversely affected and our business could be harmed.

On September 17, 2014, the FDA held a T-class Advisory Committee meeting. The Advisory Committee discussed (i) the identification of the appropriate patient population for whom T-replacement therapy should be indicated and (ii) the potential risk of major adverse cardiovascular events, defined as non-fatal stroke, non-fatal myocardial infarction and cardiovascular death associated with T-replacement therapy. At the meeting, 20 of the 21 members of the Advisory Committee voted that the FDA should revise the currently indicated population for T-replacement therapy and recommended changing the label language to restrict the intended uses of the products, particularly in relation to age-related low testosterone. The Advisory Committee also supported adding language to the label to guide physicians in better diagnosis of eligible patients for treatment. On March 3, 2015, the FDA issued a safety announcement addressing the Advisory Committee’s recommendations.

The FDA's safety assessment recommended the following label modifications/restrictions in the indicated population for T-replacement therapy:

•	limiting use of T-replacement products to men who have low testosterone caused by certain medical conditions;

•	prior to initiating use of T-replacement products, confirm diagnosis of hypogonadism by ensuring that serum testosterone has been measured in the morning on at least two separate days and that these concentrations are below the normal range;

•	adding cautionary language stating that the safety and efficacy of TRT products with age-related hypogonadism have not been established; and

•	adding cautionary language stating that some studies have shown an increased risk of myocardial infarction and stroke associated with use of T-replacement products.

The actual TRT label revisions have been finalized between the FDA and sponsors with approved T-replacement therapy products. The revised labels are consistent with the FDA's recommendations on March 3, 2015.

Additionally, the FDA stated that they will require manufacturers of approved T-replacement products to conduct a well-designed clinical trial to more clearly address the question of whether an increased risk of heart attack or stroke exists among users of T-replacement products. The FDA encouraged manufacturers to work together on conducting a clinical trial, although the FDA will allow manufacturers to work separately if they so choose. The FDA did not address whether it would require sponsors without an approved T-replacement product to conduct a cardiovascular trial prior to being able to file an NDA.

If T-replacement therapies are found, or are perceived, to create health risks, our ability to sell TLANDO and TLANDO XR could be materially adversely affected and our business could be harmed. Even if our TLANDO and our TLANDO XR are approved, physicians and patients may be deterred from prescribing and using T-replacement therapies, which could depress demand for TLANDO and TLANDO XR and compromise our ability to successfully commercialize TLANDO and TLANDO XR.

Certain publications have suggested potential health risks associated with T-replacement therapy, such as increased cardiovascular disease risk, including increased risk of heart attack or stroke, fluid retention, sleep apnea, breast tenderness or enlargement, increased red blood cells, development of clinical prostate disease, including prostate cancer, and the suppression of sperm production. These potential health risks are described in various articles, including the following publications:

•	a 2014 publication in PLOS ONE, which found that, compared to the one year prior to beginning T-replacement therapy, the risk of heart attack doubled 90 days after the start of T deficiency treatment in older men regardless of their history of heart disease and was two to three times higher in men younger than 65 with a history of heart disease;

•	a 2013 publication in the Journal of the American Medical Association, which reported that hypogonadal men receiving T-replacement therapy developed a 30% increase in the risk of stroke, heart attack and death; and

•	a 2013 publication in BMC Medicine, which concluded that exogenous T increased the risk of cardiovascular-related events, particularly in trials not funded by the pharmaceutical industry.

Prompted by these events, the FDA announced on January 31, 2014 that it will investigate the risk of stroke, heart attack, and death in men taking FDA-approved testosterone products and that the FDA would hold a T-class Advisory Committee meeting on September 17, 2014 to discuss this topic further. The FDA has also asked health care professionals and patients to report side effects involving prescription testosterone products to the agency.

Following the FDA's announcement, the Endocrine Society, a professional medical organization, released a statement in February 2014 in support of further studies regarding the risks and benefits of FDA-approved T-replacement products for men with age-related T deficiency. Specifically, the Endocrine Society noted that large-scale randomized controlled trials are needed to determine the risks and benefits of T-replacement therapy in older men. In addition, the Endocrine Society recommended that patients should be informed of the potential cardiovascular risks in middle-aged and older men associated with T-replacement therapies. Also following the FDA's announcement, Public Citizen, a consumer advocacy organization, petitioned the FDA to add a "black box" warning about the increased risks of heart attacks and other cardiovascular dangers to the product labels of all T-replacement therapies. In addition, this petition urged the FDA to delay its decision date on approving Aveed, a long-acting T-injectable developed by Endo, which was subsequently approved by the FDA in March 2014. In July 2014, the FDA responded to the Public Citizen petition and denied the petition. Additionally, in June 2014 the FDA announced that it would require the manufacturers of testosterone drugs to update the warning label to include blood clots including deep vein thrombosis and pulmonary embolism.

At the T-class Advisory Committee meeting held on September 17, 2014, the Advisory Committee discussed (i) the identification of the appropriate patient population for whom T-replacement therapy should be indicated and (ii) the potential risk of major adverse cardiovascular events, defined as non-fatal stroke, non-fatal myocardial infarction and cardiovascular death associated with T-replacement therapy. At the meeting, 16 of the 21 members of the Advisory Committee voted that the FDA should require sponsors of testosterone products to conduct a post marketing study (e.g. observational study or controlled clinical trial) to further assess the potential cardiovascular risk. Further, 12 of these voted that such post marketing study be required only if the T-replacement therapy is also approved for age-related hypogonadism.

The Advisory Committee also held a meeting on September 18, 2014 to evaluate the safety and efficacy of Jatenzo (previously Rextoro), an oral TU submitted to the FDA by Clarus Therapeutics for the proposed indication of T-replacement therapy. 18 of the 21 members of the Advisory Committee voted that the overall benefit/risk profile of Jatenzo was not acceptable to support approval for T-replacement therapy. The Advisory Committee agreed that an oral TU as a T-replacement therapy is promising and that it would be of great value to patients to have an oral treatment option, but they did not believe the current Jatenzo data supported approval.

On March 3, 2015, the FDA issued a safety announcement addressing the Advisory Committee’s recommendations and communicated its expectations related to label revisions and additional clinical requirements.

The FDA's safety assessment recommended the following label modifications/restrictions in the indicated population for T-replacement therapy:

•	limiting use of T-replacement products to men who have low testosterone caused by certain medical conditions;

•	prior to initiating use of T-replacement products, confirm diagnosis of hypogonadism by ensuring that serum testosterone has been measured in the morning on at least two separate days and that these concentrations are below the normal range;

•	adding cautionary language stating that the safety and efficacy of TRT products with age-related hypogonadism have not been established; and

•	adding cautionary language stating that some studies have shown an increased risk of myocardial infarction and stroke associated with use of T-replacement products.

Additionally, the FDA stated that they will require manufacturers of approved T-replacement products to conduct a well-designed clinical trial to more clearly address the question of whether an increased risk of heart attack or stroke exists among users of T-replacement products. The FDA encouraged manufacturers to work together on conducting a clinical trial, although the FDA will allow manufacturers to work separately if they so choose.

On January 9, 2018, a BRUDAC meeting was held for Jatenzo, Clarus Therapeutics’ testosterone replacement therapy product candidate. The BRUDAC voted nine in favor and ten against the acceptability of the overall benefit/risk profile to support approval of Jatenzo as a TRT. Jatenzo, a competing oral TU TRT product candidate to TLANDO, has shown a clinically meaningful increase in blood pressure. The FDA may consider this blood pressure increase by a product with the same active ingredient as TLANDO to be an oral TU class effect. Therefore, irrespective of our TLANDO ABPM study findings, we may not be successful in overcoming the FDA’s belief that the increase in blood pressure is an oral TU class effect rather than a product candidate specific effect. This may result in a TLANDO non- approval, increased label warnings or agreeing to REMS and/or post approval label comprehension study as a condition for approval.

Additionally, the FDA convened a BRUDAC meeting on January 10, 2018 to evaluate the safety and efficacy of TLANDO as a T-replacement product. The BRUDAC voted six in favor and thirteen against the acceptability of the overall benefit/risk profile to support approval of TLANDO as a TRT and ultimately a CRL was received from the FDA citing four deficiencies on May 8, 2018.

Also, on September 29, 2018, Antares Pharma, Inc. announced that it had received approval from the FDA regarding its NDA for XYOSTED™ (testosterone enanthate) injection. However, based on clinical results XYOSTED’s label is required to contain a black box warning concerning blood pressure increases. Additionally, the FDA also required the following specific language to be included in XYOSTED’s label, “In some patients the increase in blood pressure with XYOSTED may be too small to detect, but can still increase the risk of major adverse cardiovascular events (“MACE”)”.

Additionally on February 4, 2019, the FDA held a public workshop entitled, “Evaluating the Pressor Effects of Drugs & Ambulatory Blood Pressure Monitoring Studies”. The purpose of the workshop was to bring together the stakeholder community, including company sponsors, FDA, and key opinion leaders, to discuss the premarketing assessment of a drug’s effect on blood pressure. Topics discussed by the FDA included: study design considerations to definitively assess a drug’s effect on blood pressure and appropriate regulatory action; the need to raise physician and patient awareness via labeling or risk mitigation strategies based on blood pressure effects and associated increased cardiovascular risks; the assessment of clinical meaningfulness of blood pressure changes based on findings; appropriately identifying the population at risk; and, a drug’s benefit risk analyses.

On December 8, 2020, the FDA tentatively approved TLANDO. As part of their approval, the FDA has required us to include certain warnings and precautions in our labeling for TLANDO, including a “black box warning,” including warnings relating to blood pressure increases and an indication that the safety and efficacy of TLANDO in males less than 18 years has not been established. These warnings may deter physicians and patients from using TLANDO, after it has received final approval, which could adversely affect our business.

The FDA has also required us to conduct certain post-marketing studies to (i) assess patient understanding of key risks relating to TLANDO and (ii) evaluate development of adrenal insufficiency with chronic TLANDO therapy. We will incur additional costs to conduct these post-marketing studies, which could have a material adverse effect on our business and financial condition. In addition, negative from such studies could adversely affect our business and our ability to successfully commercialize TLANDO.

We face substantial competition in the TRT market, which may result in others discovering, developing or commercializing products before or more successfully than we do.

We expect to face significant competition for any of our product candidates, if approved. In particular, once final approval is obtained, TLANDO would compete in the T-replacement therapies market, which is highly competitive and currently dominated by the sale of T-gels in terms of sales dollars and T-injectables in terms of prescriptions. Our success will depend, in large part, on our ability to obtain an adequate share of the market. Potential competitors in North America, Europe and elsewhere include major pharmaceutical companies, specialty pharmaceutical companies, biotechnology firms, universities and other research institutions and government agencies. Other pharmaceutical companies may develop oral T-replacement therapies that compete with TLANDO. For example, because TU is not a patented compound and is commercially available to third parties, it is possible that competitors may design methods of TU administration that would be outside the scope of the claims of either our issued patents or our patent applications. This would enable their products to effectively compete with TLANDO, which could have a negative effect on our business.

The following T-replacement therapies currently on the market in the United States would compete with TLANDO:

•	Oral-T, such as Jatenzo;

•	T-gels, such as AndroGel (marketed by Abbvie) and Perrigo's AB-rated 1% generic of AndroGel, Teva’s 1% generic of AndroGel, Testim (marketed by Endo Health Solutions, or Endo), and Fortesta (marketed by Endo);

•	T-topical solutions, such as Axiron, a metered dose lotion marketed by Eli Lilly and Co. and related authorized generics;

•	T-injectables, including a subcutaneous auto-injector, XYOSTED, marketed by Antares Pharma, Inc.;

•	branded longer-acting injectables, such as Aveed (marketed by Endo);

•	T-nasals, such as Natesto (marketed by Aytu);

•	methyl-T, such as Methitest (marketed by Impax) and Testred (marketed by Valeant);

•	transdermal patches, such as Androderm (marketed by Allergan.);

•	buccal patches, such as Striant (marketed by Endo);

•	generic testosterone enanthate intra-muscular injectables;

•	authorized generic and generic T-gels; and

•	subcutaneous injectable pellets, such as Testopel (marketed by Endo).

On March 27, 2019, Clarus’ product JATENZO®, an oral testosterone undecanoate product, was approved by the FDA and also received three years of data exclusivity. On February 10, 2020, Clarus announced that JATENZO® has been launched and is commercially available. Based on the FDA’s tentative approval of TLANDO, we will not be able to begin marketing TLANDO until March 27, 2022, the expiration of the exclusivity period granted to Clarus with respect to JATENZO®. Our competitors may introduce additional T-replacement therapies before that time.

We are also aware of other pharmaceutical companies that have T-replacement therapies or testosterone therapies in development that may be approved for marketing in the United States or outside of the United States.

Based on publicly available information, we believe that several other T-replacement therapies that would be competitive with TLANDO are in varying stages of development, some of which may be approved, marketed and/or commercialized prior to TLANDO. These therapies include T-gels, oral-T, an aromatase inhibitor, a new class of drugs called Selective Androgen Receptor Modulators and hydroalcoholic gel formulations of DHT.

In light of the competitive landscape above, TLANDO will not be the only oral testosterone replacement therapy to market, which may significantly affect the market acceptance and commercial success of TLANDO.

Furthermore, many of our potential competitors have substantially greater financial, technical and human resources than we do and significantly greater experience in the discovery and development of drug candidates, obtaining FDA and other marketing approvals of products and the commercialization of those products. These competitors have the economic power to acquire and maintain market share, limiting our ability to penetrate the TRT market with our TLANDO product. Accordingly, our competitors may be more successful than we may be in obtaining FDA approval for drugs and achieving widespread market acceptance. Our competitors’ drugs may be more effective, or more effectively marketed and sold, than our products and may render our products obsolete or non-competitive before we can recover the expenses of developing and commercializing them. We anticipate that we will face intense and increasing competition as new drugs enter the market and advanced technologies become available. Failure to successfully compete in this market would materially and negatively impact our business and operations.

All of our clinical candidates will be subject to extensive regulation which can be costly and time consuming, cause delays or prevent approval of the products for commercialization.

Our clinical development of TLANDO, LPCN 1144, TLANDO XR, LPCN 1148 and LPCN 1107 and any future product candidates, is subject to extensive regulations by the FDA. Product development is a very lengthy and expensive process and can vary significantly based upon the product candidate’s novelty and complexity. Regulations are subject to change and regulatory agencies have significant discretion in the approval process.

Numerous statutes and regulations govern human testing and the manufacture and sale of human therapeutic products in the United States. Such legislation and regulation bears upon, among other things, the approval of protocols and human testing, the approval of manufacturing facilities, safety of the product candidates, testing procedures and controlled research, review and approval of manufacturing, preclinical and clinical data prior to marketing approval including adherence to cGMP during production and storage as well as regulation of marketing activities including advertising and labeling.

In order to obtain regulatory clearance for the commercial sale of any of our product candidates, we must demonstrate through preclinical studies and clinical trials that the potential product is safe and efficacious for use in humans for each target indication. Obtaining approval of any of our product candidates is an extensive, lengthy, expensive and uncertain process, and the FDA may delay, limit or deny approval for many reasons, including:

•	we may not be able to demonstrate that the product candidate is safe and effective to the satisfaction of the FDA;

•	the results of our clinical trials may not meet the level of statistical or clinical significance required by the FDA for marketing approval;

•	the FDA may disagree with the number, design, size, conduct or implementation of our clinical trials;

•	the contract research organization that we retain to manage our clinical trials may take actions outside of our control that materially adversely impact our clinical trials;

•	the FDA may not find the data from preclinical studies and clinical trials sufficient to demonstrate that a particular product candidate’s clinical and other benefits outweigh its safety risks;

•	the FDA may disagree with our interpretation of data from our preclinical studies and clinical trials or may require that we conduct additional trials;

•	the FDA may not accept data generated at our clinical trial sites;

•	if our NDA once submitted is reviewed by an Advisory Committee, the FDA may have difficulties scheduling an Advisory Committee meeting in a timely manner or the Advisory Committee may recommend against approval of our application or may recommend that the FDA require, as a condition of approval, additional preclinical studies or clinical trials, limitations on approved labeling or distribution and use restrictions;

•	the FDA may require development of a REMS as a condition of approval;

•	the FDA may require longer or additional duration of stability data on the clinical lots prior to initiation of further clinical trials;

•	the FDA may identify deficiencies in the formulation or stability of our product candidates or products, or relating to our manufacturing processes or facilities, or in the processes and facilities of the contract manufacturing organization, or CMO, our suppliers or other third parties that may be utilized in the production supply chain of our products; and

•	with respect to TLANDO and TLANDO XR, the FDA may not grant a three-year exclusivity as the active is a Testosterone prodrug.

Preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain FDA approval for their products.

No assurance can be given that current regulations relating to regulatory approval will not change or become more stringent. The FDA may also require that we amend clinical trial protocols and/or run additional trials in order to provide additional information regarding the safety, efficacy or equivalency of any compound for which we seek regulatory approval. Moreover, any regulatory approval of a drug which is eventually obtained may entail limitations on the indicated uses for which that drug may be marketed. Furthermore, product approvals may be withdrawn or limited in some way if problems occur following initial marketing or if compliance with regulatory standards is not maintained. FDA could become more risk averse to any side effects or set higher standards of safety and efficacy prior to reviewing or approving a product. This could result in a product not being approved.

Federal legislation and actions by state and local governments may permit re-importation of drugs from foreign countries into the United States, including foreign countries where the drugs are sold at lower prices than in the United States, which could materially adversely affect our operating results.

We may face competition for TLANDO, if final approval is received, from lower priced T-replacement therapies from foreign countries that have placed price controls on pharmaceutical products. The Medicare Prescription Drug Improvement and Modernization Act of 2003 contains provisions that may change U.S. importation laws and expand pharmacists’ and wholesalers’ ability to import lower priced versions of an approved drug and competing products from Canada, where there are government price controls. These changes to U.S. importation laws will not take effect unless and until the Secretary of Health and Human Services certifies that the changes will pose no additional risk to the public’s health and safety and will result in a significant reduction in the cost of products to consumers. The Secretary of Health and Human Services has not yet announced any plans to make this required certification.

A number of federal legislative proposals have been made to implement the changes to the U.S. importation laws without any certification and to broaden permissible imports in other ways. Even if the changes do not take effect, and other changes are not enacted, imports from Canada and elsewhere may continue to increase due to market and political forces, and the limited enforcement resources of the FDA, U.S. Customs and Border Protection and other government agencies. For example, Pub. L. No. 111-83, which was signed into law in October 2009, provides appropriations for the Department of Homeland Security for the 2010 fiscal year, expressly prohibits U.S. Customs and Border Protection from using funds to prevent individuals from importing from Canada less than a 90-day supply of a prescription drug for personal use, when the drug otherwise complies with the Federal Food, Drug, and Cosmetic Act. Further, several states and local governments have implemented importation schemes for their citizens, and, in the absence of federal action to curtail such activities, we expect other states and local governments to launch importation efforts.

The importation of foreign products that compete with our products could have a material adverse effect on our revenue and profitability.

Our ability to commercialize TLANDO may be limited.

Our ability to commercialize TLANDO, should it receive final approval, is uncertain. Our ability to commercially launch TLANDO is contingent upon numerous factors including FDA approval, the availability of commercial launch supplies, the impact of COVID-19, our financial resources, and our ability to license TLANDO to a third party or build out a commercial sales and marketing team/organization. If we are unable to launch TLANDO commercially at scale, our business and operations will be adversely affected. As an alternative to launching TLANDO directly, we are exploring the possibility of licensing TLANDO to a third party, although no licensing agreement has been entered into by us yet. We are unable to estimate whether or when we will be able to out-license TLANDO, should it be approved.

RISKS RELATED TO OUR DEPENDENCE ON THIRD PARTIES

We rely on a single supplier for our supply of TU, the active pharmaceutical ingredient of TLANDO, and the loss of this supplier could harm our business.

We rely on a single third-party supplier for our supply of TU, the active pharmaceutical ingredient of TLANDO and LPCN 1144. We have purchased sufficient quantities of TU for early commercial launch supplies for TLANDO and plan on using this same supplier for our commercialization needs upon final approval of TLANDO. Since there are only a limited number of TU suppliers in the world, if this supplier ceases to provide us with TU, we may be unable to procure TU on commercially favorable terms, may not be able to obtain it in a timely manner, or may not be able to qualify a new supplier timely post FDA approval, if that occurs. Furthermore, the limited number of suppliers of TU may provide such companies with greater opportunity to raise their prices. If we are unable to obtain TU in a timely manner and/or in sufficient quantities, our ability to commercially launch TLANDO will be adversely affected. In addition, any increase in price for TU will likely reduce our gross margins.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $                      million, or $                      if the underwriter exercises its option to purchase additional shares in full, after deducting underwriting discounts and commissions and our estimated expenses of the offering.

We intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include additions to working capital and capital expenditures.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Accordingly, we reserve the right to use these proceeds for different purposes or uses which we have not listed above. See “Risk Factors – Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

Until we use the net proceeds of this offering, we intend to invest the funds in investment grade, interest-bearing securities or hold such proceeds in deposit accounts.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of September 30, 2020:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the assumed issuance and sale of shares in this offering at the public offering price of $ per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the underwriter’s over-allotment option).

This capitalization table should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and incorporated by reference into this prospectus supplement.

	As of September 30, 2020
	Actual	As Adjusted
Cash and cash equivalents	$12,938,186	$
Restricted cash	5,000,000
Marketable investment securities	5,861,797
Current portion of long-term debt	3,206,290
Non-current portion of long-term debt	3,151,010
Warrant liability	1,303,859
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 10,000,000 authorized; zero issued and outstanding	0
Common stock, $0.0001 par value, 100,000,000 shares authorized and 65,691,860 issued and 65,686,150 outstanding, actual; and issued and outstanding, as adjusted	6,569
Additional paid-in capital	182,062,701
Treasury stock at cost, 5,710 shares actual and as adjusted	(40,712)
Accumulated other comprehensive gain (loss)	475
Accumulated deficit	(167,520,732)
Total stockholders’ equity	14,508,301

In the table above, the number of shares outstanding as of September 30, 2020 does not include (i) 2,958,485 options to purchase shares of our common stock issued under our Fourth Amended and Restated 2014 Stock and Incentive Plan, (ii) 605,682 restricted stock units of our common stock issued under our Fourth Amended and Restated 2014 Stock and Incentive Plan (of which 603,807 vested and 1,875 expired as of December 31, 2020), (iii) 2,544,888 shares of common stock available for issuance under our Fourth Amended and Restated 2014 Stock and Incentive Plan, (iv) 1,944,366 shares of common stock underlying outstanding warrants, and (v) 5,223,100 shares of common stock that were sold subsequent to September 30, 2020 pursuant to our Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co.

DILUTION

Purchasers of shares of our common stock in this offering will suffer an immediate and substantial dilution in net tangible book value per share. Net tangible book value per share is total tangible assets, reduced by total liabilities, divided by the total number of outstanding shares of common stock. Our net tangible book value as of September 30, 2020 was approximately $14.5 million, or approximately $0.22 per outstanding share of common stock.

After giving effect to the issuance and sale of all shares of common stock in this offering, excluding shares that may be issued upon exercise of the underwriter’s overallotment option, at the public offering price of $                    per share, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $                    million, or $                    per share. This represents an immediate increase in net tangible book value of $                     per share to existing stockholders and immediate dilution of $                    per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this calculation on a per share basis:

Public offering price per share			$
Net tangible book value per share as of September 30, 2020		$0.22
Increase in net tangible book value per share after this offering	$
As adjusted net tangible book value per share as of September 30, 2020, after this offering			$
Dilution in as adjusted net tangible book value per share to new investors			$

If the underwriter exercises in full its option to purchase                    additional shares of common stock at the public offering price of $                    per share, the as adjusted net tangible book value after this offering would be approximately $                    per share, representing an increase in net tangible book value of approximately $                    per share to existing stockholders and immediate dilution in net tangible book value of approximately $                    per share to investors participating in this offering at the public offering price.

The above discussion is based on 65,686,150 shares of common stock outstanding as of September 30, 2020, and does not include in each case as of September 30, 2020, (i) 2,958,485 options to purchase shares of our common stock issued under our Fourth Amended and Restated 2014 Stock and Incentive Plan, (ii) 605,682 restricted stock units of our common stock issued under our Fourth Amended and Restated 2014 Stock and Incentive Plan (of which 603,807 vested and 1,875 expired as of December 31, 2020), (iii) 2,544,888 shares of common stock available for issuance under our Fourth Amended and Restated 2014 Stock and Incentive Plan, (iv) 1,944,366 shares of common stock underlying outstanding warrants, and (v) 5,223,100 shares of common stock that were sold subsequent to September 30, 2020 pursuant to our Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock—Common Stock” beginning on page 9 of the accompanying prospectus. As of December 31, 2020, we had 70,036,257 shares of common stock outstanding.

UNDERWRITING

Raymond James & Associates, Inc. (“Raymond James”) is acting as the sole underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement dated , 2021 between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the aggregate amount of shares indicated in the table below:

Number of Shares
Underwriter
Raymond James & Associates, Inc.
TOTAL:

The underwriter has agreed to purchase all of the shares of common stock offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased.

The shares of common stock offered hereby should be ready for delivery on or about                     , 2021, against payment in immediately available funds.

The underwriter is offering the shares of common stock subject to various conditions and may reject all or part of any order. The underwriter has advised us that the underwriter proposes to offer the shares of common stock directly to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriter may offer some of the shares of common stock to other securities dealers at such price less a concession of $                     per share of common stock. After the shares of common stock are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriter to purchase a maximum of                      additional shares of common stock at a price of $                     per share from us. If the underwriter exercises all or part of this option, it will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions. If this option is exercised in full, the total price to us before expenses will be approximately $                    , and the total net proceeds to us will be approximately $                    .

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriter by us, before expenses:

	Per Share of Common Stock	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $                    , which includes up to $100,000 that we have agreed to reimburse the underwriter for the fees and expenses incurred by them in connection with the offering.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

We, and our officers and directors, have agreed to a 90-day “lock-up” with respect to shares of our common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock, subject to certain exceptions. This means that, subject to certain exceptions, for a period of 90 calendar days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Raymond James. The terms of the lock-up agreements may be waived by the underwriter at its discretion, although the underwriter has no present intention to waive or shorten the lock-up period.

Rules of the SEC may limit the ability of the underwriter to bid for or purchase shares before the distribution of the shares is completed. However, the underwriter may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotments and syndicate covering transactions — The underwriter may sell more shares of our common stock in connection with this offering than the number of shares than they have committed to purchase. This over-allotment creates a short position for the underwriter. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriter’s over-allotment option to purchase additional shares in this offering described above. The underwriter may close out any covered short position either by exercising its over-allotment option or by purchasing shares in the open market. To determine how it will close the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which it may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

●	Penalty bids — If the underwriter purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the selling group members who sold those shares as part of this offering.

●	Passive market making — Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on The Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Preliminary Prospectus: A prospectus supplement in electronic format may be delivered to potential investors by the underwriter participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such preliminary prospectus supplement. Other than the prospectus supplement in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Other Activities and Relationships: The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us, for which they received or will receive customary fees and expenses.

Notice to Non-U.S. Investors

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in common stock.

Belgium

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the common stock has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank, Financie en Assurantiewezen”). Any representation to the contrary is unlawful.

Each underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any common stock, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the common stock or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and us to be in violation of the Belgian securities laws.

France

Neither this prospectus supplement nor any other offering material relating to the common stock has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the common stock has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the common stock to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such common stock may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

United Kingdom / Germany / Norway / The Netherlands

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of the common stock which is the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in this prospectus supplement in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus supplement has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase any common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This prospectus supplement and any other material in relation to the common stock is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The common stock is only available to, and any invitation, offer or agreement to purchase or otherwise acquire such common stock will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Israel

In the State of Israel, the common stock offered hereby may not be offered to any person or entity other than the following:

(a) a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b) a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c) an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d) a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e) a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f) a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g) an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h) a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i) an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j) an entity, other than an entity formed for the purpose of purchasing common stock in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the common stock offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Italy

The offering of the common stock offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the common stock offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus supplement or any other document relating to the common stock offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the common stock offered hereby or distribution of copies of this prospectus supplement or any other document relating to the common stock offered hereby in Italy must be made:

(a) by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c) in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Sweden

This prospectus supplement has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus supplement may not be made available, nor may the common stock offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980).

Switzerland

The common stock being offered pursuant to this prospectus supplement will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the common stock being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The common stock being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of common stock.

Canada

Notice to Canadian Residents

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares of common stock described herein. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the shares of common stock and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares of common stock in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of the shares of common stock acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares of the common stock outside of Canada.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of Lipocine Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance on the reports of Tanner LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov. We maintain a website at ir.lipocine.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Commission will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the Commission:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019;

•	Our Definitive Proxy Statement filed on Schedule 14A on April 28, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020;

•	Our Current Reports on Form 8-K filed on January 13, 2020, February 11, 2020, February 24, 2020, February 25, 2020, February 26, 2020, March 4, 2020, March 13, 2020, March 26, 2020, April 9, 2020, April 17, 2020, April 21, 2020, May 5, 2020, May 7, 2020, May 11, 2020, May 13, 2020, May 15, 2020, June 10, 2020, July 13, 2020, July 20, 2020, July 31, 2020, August 3, 2020, August 6, 2020, August 24, 2020, August 28, 2020, September 14, 2020, September 21, 2020, September 21, 2020, October 5, 2020, October 13, 2020, October 14, 2020, November 5, 2020, November 6, 2020, November 9, 2020, November 10, 2020, November 13, 2020, December 7, 2020, December 9, 2020, December 29, 2020, December 30, 2020, January 4, 2021, January 12, 2021, and January 14, 2021; and

•	The description of our common stock contained on our Registration Statement on Form 8-A filed with the SEC on March 18, 2014, as updated by the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before our offering is terminated or completed, excluding, in each case, information deemed furnished and not filed. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Lipocine Inc., Attention: Investor Relations, 675 Arapeen Drive, Suite 202, Salt Lake City, Utah 84108, telephone: (801) 994-7383.

PROSPECTUS

LIPOCINE INC.
$150,000,000

Common Stock, Preferred Stock,
Debt Securities,
Warrants and Units

From time to time, we may offer and sell up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “LPCN”. On November 12, 2020, the last reported sale price for our common stock was $1.47 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2020

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

References in this prospectus and the documents incorporated by reference to the “Company,” “Lipocine,” “our,” “us” or “we” refer to Lipocine Inc. and its subsidiaries.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements may refer to such matters as products, product benefits, pre-clinical and clinical development timelines, clinical and regulatory expectations and plans, regulatory developments and requirements, the receipt of regulatory approvals, the results of clinical trials, patient acceptance of Lipocine’s products, manufacturing and commercialization of Lipocine’s products, anticipated financial performance, future revenues or earnings, business prospects, projected ventures, new products and services, anticipated market performance, future expectations for liquidity and capital resources needs and similar matters. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections of this prospectus entitled “Prospectus Summary” and “Risk Factors.”

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. These statements involve risks, uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause or contribute to such differences include, but are not limited to, those discussed in the Section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

ii

Prospectus Summary

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 6, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. This prospectus includes forward-looking statements that involve risks and uncertainties.

Overview of Our Business

We are a clinical-stage biopharmaceutical company focused on applying our oral drug delivery technology for the development of pharmaceutical products focusing on metabolic and endocrine disorders. Our proprietary delivery technologies are designed to improve patient compliance and safety through orally available treatment options. Our primary development programs are based on oral delivery solutions for poorly bioavailable drugs. We have a portfolio of proprietary product candidates designed to produce favorable pharmacokinetic (“PK”) characteristics and facilitate lower dosing requirements, bypass first-pass metabolism in certain cases, reduce side effects, and eliminate gastrointestinal interactions that limit bioavailability.

Our most advanced product candidate, TLANDO™, is an oral testosterone replacement therapy (“TRT”). On November 8, 2019 we received a Complete Response Letter ("CRL") from the United States Food and Drug Administration ("FDA") regarding our New Drug Application ("NDA") filed in May 2019 for TLANDO as a TRT in adult males for conditions associated with a deficiency of endogenous testosterone, also known as hypogonadism. A CRL is a communication from the FDA that informs companies that an application cannot be approved in its present form. The CRL identified one deficiency stating the efficacy trial did not meet the three secondary endpoints for maximal testosterone concentrations (“Cmax”). The CRL did not identify any specific issues relating to chemistry, manufacturing and controls (“CMC”) of TLANDO. We had our Post Action meeting with the FDA in January 2020 and discussed a potential path forward for the approval of TLANDO. Based on the Post Action meeting and written feedback, the FDA indicated our approach to addressing the deficiency through the reanalysis of existing data in accordance with FDA feedback appears to be a reasonable path forward. The FDA requested that the information generated by the reanalysis be submitted as part of an NDA resubmission with a six-month Prescription Drug User Fee Act (“PDUFA”) clock. We resubmitted the NDA on February 28, 2020 and it was assigned a PDUFA date of August 28, 2020. However, on August 28, 2020 the FDA informed us that it needed additional time to complete its review of the NDA. On November 5, 2020, the FDA informed us that it is working towards taking action on the TLANDO NDA on or about the week of November 30, 2020. However, the Company cannot assure that the FDA will act in that time frame. The FDA has not asked for any additional data and we have provided the FDA with all information requested to date.

Additional pipeline candidates include LPCN 1144, an oral prodrug of bioidentical testosterone comprised of TU for the treatment of non-cirrhotic non-alcoholic steatohepatitis (“NASH”), TLANDO XR, a next generation oral TRT product with the potential for once daily dosing which has completed Phase 2 testing, LPCN 1148, an oral prodrug of bioidentical testosterone for the treatment of cirrhosis, and LPCN 1107, potentially the first oral hydroxyprogesterone caproate product indicated for the prevention of recurrent preterm birth, which has completed an End-of-Phase 2 meeting with the FDA.

LPCN 1144 is currently being tested in the LiFT (“Liver Fat intervention with oral Testosterone”) Phase 2 clinical study, a paired-biopsy study in confirmed pre-cirrhotic NASH subjects. Study enrollment has been completed and top-line primary endpoint results are expected in January 2021. Additionally, LPCN 1144 recently completed a Proof-Of-Concept (“POC”) liver imaging clinical study which demonstrated substantial liver fat reductions in hypogonadal males at risk of developing NASH as assessed using magnetic resonance imaging, proton density fat fraction (“MRI-PDFF”) technique.

To date, we have funded our operations primarily through the sale of equity securities, debt and convertible debt and through up-front payments, research funding and royalty and milestone payments from our license and collaboration arrangements. We have not generated any revenues from product sales and we do not expect to generate revenue from product sales unless and until we obtain regulatory approval of TLANDO or other products.

We have incurred losses in most years since our inception. As of September 30, 2020, we had an accumulated deficit of $168 million. Income and losses fluctuate year to year, primarily depending on the nature and timing of research and development occurring on our product candidates. Our net loss was $16.5 million for the nine months ended September 30, 2020 and $9.7 million for the nine months ended September 30, 2019. Substantially all of our operating losses resulted from expenses incurred in connection with our product candidate development programs, our research activities and general and administrative costs, including on-going litigation activities, associated with our operations.

We expect to continue to incur significant expenses and operating losses for the foreseeable future as we:

•	conduct any other pre or post-approval clinical studies required in support of TLANDO;

•	perform pre-commericalization and commercialization activities in support of TLANDO;

•	conduct further development of our other product candidates, including LPCN 1144;

•	continue our research efforts;

•	research new products or new uses for our existing products;

•	maintain, expand and protect our intellectual property portfolio; and

•	provide general and administrative support for our operations, including on-going litigation.

To fund future long-term operations, we will need to raise additional capital. The amount and timing of future funding requirements will depend on many factors, including capital market conditions, regulatory requirements and outcomes related to TLANDO, regulatory requirements related to our other product development programs, the timing and results of our ongoing development efforts, the potential expansion of our current development programs, potential new development programs, our ability to license our products to third parties, the pursuit of various potential commercial activities and strategies associated with our development programs and related general and administrative support. We anticipate that we will seek to fund our operations through public or private equity or debt financings or other sources, such as potential license, partnering and collaboration agreements. We cannot be certain that anticipated additional financing will be available to us on favorable terms, in amounts sufficient to fund our operations (including the commercialization of TLANDO if we receive FDA approval), or at all. Although we have previously been successful in obtaining financing through public and private equity securities offerings and our license and collaboration agreements, there can be no assurance that we will be able to do so in the future.

Corporate Information

Marathon Bar Corp. (“Marathon Bar”) was incorporated on October 13, 2011, in the State of Delaware. On July 24, 2013, Marathon Bar and MBAR Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Marathon Bar, and Lipocine Operating Inc. (“Lipocine Operating”), a privately held company incorporated in Delaware, executed an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Lipocine Operating and Lipocine Operating was the surviving entity. Additionally, pursuant to the Merger Agreement, Marathon Bar changed its name to Lipocine Inc.

Our principal executive offices are located at 675 Arapeen Drive, Suite 202, Salt Lake City, Utah 84108 and our telephone number is (801) 994-7383. We maintain a website at www.lipocine.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $150 million from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may offer shares of our common stock from time to time. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors. All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock — Common Stock.”

Preferred Stock. Our board of directors has the authority under our amended and restated certificate of incorporation, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Our Preferred Stock is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock.”

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Warrants. We may offer warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the particular warrants being offered, as well as the complete warrant document or agreement that contain the terms of the warrants. Specific warrant documents or agreements will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Units. We may offer units consisting of common stock, preferred stock, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the particular units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the units we are offering before the issuance of the related units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “LPCN”. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus.  You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, each of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risk Factors Summary

Our business operations are subject to numerous risks, factors and uncertainties, including those outside of our control, that could cause our actual results to be harmed, including risks regarding the following:

Risks Relating to Our Business and Industry

•	the timelines of our clinical trials;
•	the regulatory approval, success, and commercialization of our lead product candidate, TLANDO;
•	possible FDA restrictions on the indicated population for T-replacement in the "class" label;
•	the possibility that T-replacement therapies could be found to create, or could be perceived to create, health risks;
•	any possible failure to obtain adequate healthcare reimbursement for our products;
•	competition in the TRT market, including the entrance of generic T-gels into the market;
•	successfully commercialization of our product candidates internally or through collaborators;
•	the early stage of development of LPCN 1144, LPCN 1107, and TLANDO XR (LPCN 1111);
•	the early stage of development of our research and development programs and processes;
•	the regulation requirements for our product candidates;
•	the possibility that we may never receive regulatory approval to market our products outside the United States;
•	the stringent government regulations concerning the clinical testing of our products;
•	the market’s acceptance of our products;
•	the possibility that regulatory agencies could find that we have improperly promoted off-label uses;
•	any possible failure to comply with federal and state healthcare laws;
•	our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel;
•	difficulties in managing the growth of the company;
•	re-importation of drugs from foreign countries into the United States by our competitors;
•	any product liability claims;
•	any failure to comply with the Controlled Substances Act;
•	the defense and resolution of any litigation;
•	cyber security risks;
•	the ongoing outbreak of coronavirus around the world;

Risks Related to Our Dependence on Third Parties

•	our reliance on third-party contractors and service providers for the execution of some aspects of our development programs;
•	our reliance on contract research organizations or other third parties to assist us in conducting clinical trials;
•	our reliance on suppliers for the active and inactive ingredients for our products;
•	our ability to establish successful collaborations for our products;

Risks Related to Ownership of Our Common Stock

•	our stock price’s reaction to the results and timing of clinical trials, regulatory and other decisions;
•	the effectiveness of our internal control over financial reporting;
•	the cost and expense to comply with the requirements of being a public company;
•	the volatility of our share price;
•	fluctuations in the value of our warrants outstanding from the November 2019 Offering;
•	the possibility of delisting of our securities from the Nasdaq Capital Market;
•	anti-takeover provisions in our amended and restated certificate of incorporation and our amended and restated bylaws, as well as provisions of Delaware law and our stockholder rights plan;
•	the right of the holders of the common warrants issued in the November 2019 Offering to right to receive the Black Scholes value of the warrants in the event of a fundamental transaction;
•	our decision not to pay dividends on our common stock;
•	our management and directors’ ability to exert influence over our affairs;
•	the thin trading of our common stock;
•	any failure of securities or industry analysts to publish accurate research about our business;

Risks Relating to Our Financial Position and Capital Requirements

•	our need for and ability to obtain substantial additional capital in the future;
•	the covenants in our loan agreement or our failure to comply with such covenants;
•	our ability to generate sufficient cash flow to satisfy our significant debt service obligations;
•	potential dilution to our existing stockholders from raising any additional capital;
•	our inability to predict when we will generate product revenues or achieve profitability;
•	our incurrence of significant operating losses;
•	any fluctuation in our operating results;

Risks Relating to Our Intellectual Property

•	our ability to protect our intellectual property;
•	our ability to obtain additional protection under the Drug Price Competition and Patent Term Restoration Act;
•	the possibility of incurring substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights, or our inability to protect our rights to our products and technology;
•	the cost and expense, and any unfavorable outcomes, resulting from any claims for infringing intellectual property rights of third parties;
•	the fact that we do not have patent protection for our product candidates in a significant number of countries;
•	our ability to comply with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies; and
•	the possibility that we may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

USE OF PROCEEDS

Except as described in any applicable prospectus, prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from this offering primarily for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. The following is a summary of the rights of our common and preferred stock and some of the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, our registration rights agreements and the Delaware General Corporation Law. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and our amended and restated bylaws, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus forms a part.

Our amended and restated certificate of incorporation and our amended and restated bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors, which may have the effect of delaying, deferring or preventing a future takeover or change in control of Lipocine unless such takeover or change in control is approved by our board of directors.

Common Stock

As of September 30, 2020 there were 65,686,150 shares of common stock outstanding. In addition, as of September 30, 2020 there were: (i) 2,958,485 shares of common stock subject to outstanding options; (ii) 605,682 shares of common stock subject to outstanding restricted stock units; (iii) 2,544,888 shares of common stock reserved for future issuance under our Amended and Restated 2014 Stock and Incentive Plan; and (iv) 1,944,366 shares of common stock underlying outstanding common stock purchase warrants. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters properly submitted to the stockholders for their vote; provided, however, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote thereon. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the closing of this offering will be, fully paid and nonassessable.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC. Their telephone number is 1-800-937-5449. Our common stock is listed on The Nasdaq Capital Market under the symbol “LPCN”.

Preferred Stock

Our Board of directors has the authority under our amended and restated certificate of incorporation, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or otherwise adversely affecting the rights of holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common stock. As of September 30, 2020, no shares of preferred stock were outstanding, and we have no current plans to issue any shares of preferred stock.

Future Preferred Stock. Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

February 2020 Common Stock Purchase Warrants

In February 2020, we issued 5,024,017 common stock purchase warrants (the “February 2020 Warrants”) in a registered offering. As of September 30, 2020, there were 840,336 February 2020 Warrants outstanding. The material terms and provisions of the February 2020 Warrants are summarized below. This summary of some provisions of the February 2020 Warrants is not complete and is qualified in its entirety by reference to the form of common stock purchase warrant included as Exhibit 4.5 to the registration statement of which this prospectus forms a part.

Each whole February 2020 Warrant is exercisable to purchase one share of our Common Stock at an exercise price of $0.53 per share at any time for up to five years after the date of the closing of the offering. The holder of a February 2020 Warrant will not be deemed a holder of our underlying common stock until the February 2020 Warrant is exercised, except as set forth in the February 2020 Warrant.

Subject to limited exceptions, a holder of February 2020 Warrants do not have the right to exercise any portion of its February 2020 Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “February 2020 Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the February 2020 Beneficial Ownership Limitation, provided that in no event shall the February 2020 Beneficial Ownership Limitation exceed 9.99% and any increase in the February 2020 Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and the number of shares issuable upon exercise of the February 2020 Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The holders of February 2020 Warrants must pay the exercise price in cash upon exercise of the February 2020 Warrants, unless such holders are utilizing the cashless exercise provision of the February 2020 Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part, effective when the February 2020 Warrants are exercised.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of the outstanding shares of our common stock, then following such event, the holders of the February 2020 Warrants will be entitled to receive upon exercise of the February 2020 Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the February 2020 Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the February 2020 Warrants.

November 2019 Common Stock Purchase Warrants

Also in November 2019, we issued 12,000,000 common stock purchase warrants (the “November 2019 Warrants”) in a registered offering. As of September 30, 2020, there were 1,104,030 November 2019 Warrants outstanding. The material terms and provisions of the November 2019 Warrants are summarized below. This summary of some provisions of the November 2019 Warrants is not complete and is qualified in its entirety by reference to the form of common stock purchase warrant included as Exhibit 4.4 to the registration statement of which this prospectus forms a part.

Each whole November 2019 Warrant is exercisable to purchase one share of our Common Stock at an exercise price of $0.50 per share at any time for up to five years after the date of the closing of issuance. The holder of a November 2019 Warrant will not be deemed a holder of our underlying common stock until the November 2019 Warrant is exercised, except as set forth in the November 2019 Warrant.

Subject to limited exceptions, a holder of November 2019 Warrants will not have the right to exercise any portion of its November 2019 Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “November 2019 Warrant Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the November 2019 Warrant Beneficial Ownership Limitation, provided that in no event shall the November 2019 Warrant Beneficial Ownership Limitation exceed 9.99% and any increase in the November 2019 Warrant Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and the number of shares issuable upon exercise of the November 2019 Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The holders of November 2019 Warrants must pay the exercise price in cash upon exercise of the November 2019 Warrants, unless such holders are utilizing the cashless exercise provision of the November 2019 Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part, effective when the November 2019 Warrants are exercised.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of the outstanding shares of our common stock, then following such event, the holders of the November 2019 Warrants will be entitled to receive upon exercise of the November 2019 Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the November 2019 Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the November 2019 Warrants. Additionally, as more fully described in the November 2019 Warrants, in the event of certain fundamental transactions, the holders of the November 2019 Warrants will be entitled to, at their option exercisable at any time within 30 days after such fundamental transaction, receive consideration in an amount equal to the Black Scholes value of the November 2019 Warrants on the date of consummation of such transaction.

Upon the holder’s exercise of a November 2019 Warrant, we will issue the shares of our common stock issuable upon exercise of the November 2019 Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision).

Prior to the exercise of a November 2019 Warrant, holders of the November 2019 Warrant will not have any of the rights of holders of our common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Holders of November 2019 Warrants may exercise the November 2019 Warrants only if the issuance of the shares of our common stock upon exercise of the November 2019 Warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part effective when the November 2019 Warrants are exercised. The holders of November 2019 Warrants must pay the exercise price in cash upon exercise of the November 2019 Warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares of our common stock underlying the November 2019 Warrants (in which case, the November 2019 Warrants may only be exercised via a “cashless” exercise provision).

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Lipocine or changing our board of directors and management. According to our amended and restated certificate of incorporation and amended and restated bylaws, the holders of our common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership and control of 6% of our issued and outstanding common stock by our executive officers and directors as a group as of September 30, 2020 and the lack of cumulative voting, may make it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of the company by replacing our board of directors.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to the time of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.

Section 203 could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board of directors and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which became effective following the closing of the Merger, may delay or discourage transactions involving an actual or potential change of control or change in our Board of directors or our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and bylaws:

•	permit our Board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

•	provide that the authorized number of directors may be changed only by resolution of our Board of directors;

•	provide that directors may only be removed, subject to any limitation imposed by law, by the holders of at least a majority of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	provide that special meetings of our stockholders may be called only by the chairman of our Board of directors, our chief executive officer or by our Board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common shares or preferred shares. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. While the terms we have summarized herein will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures thereto that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indentures do not limit the amount of debt securities that we may issue. They provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, or subordinated debt;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund, mandatory redemption or analogous provisions or otherwise, to repurchase, at the holder’s option, the series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the applicable indenture;

•	additions to or changes in the provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under the applicable indenture;

•	the currency or currencies, including composite currencies, in which payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the applicable indenture, and any terms that may be required by us or advisable under applicable laws or regulations; and

•	the subordination terms of the debt securities of the series, if any.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal of, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indentures. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•	a holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of  $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the applicable indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant document or agreement that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant document or agreement applicable to particular warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular warrants that we sell under this prospectus, as well as the complete warrant document or agreement that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to the warrants, including, if applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	material United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant agreement or documents and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant documents properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the units we are offering, and any supplemental agreements, before the issuance of the related units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to particular units. We urge you to read the applicable prospectus supplements related to the particular units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, including ordinary brokerage transactions, block trades, placements, “at the market” transactions, put or call transactions or in any other way not involving market makers or established trading markets, (4) through a combination of any of these methods, or (5) through any other methods described in a prospectus supplement. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any prospectus supplement will include, to the extent applicable, the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at the market offering will be through an underwriter or underwriters acting as principal or agent for us.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved.

Securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in such prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in any required prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, all securities we may offer, other than common stock, will be new issues of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

Any underwriter engaged by us may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we may provide in any prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Lipocine Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance on the reports of Tanner LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at ir.lipocine.com. The information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.  We incorporate by reference the documents listed below that we have previously filed with the Commission:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019;

•	Our Definitive Proxy Statement filed on Schedule 14A on April 28, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020;

•	Our Current Reports on Form 8-K filed on January 13, 2020, February 11, 2020, February 24, 2020, February 25, 2020, February 26, 2020, March 4, 2020, March 13, 2020, March 26, 2020, April 9, 2020, April 17, 2020, April 21, 2020, May 5, 2020, May 7, 2020, May 11, 2020, May 13, 2020, May 15, 2020, June 10, 2020, July 13, 2020, July 20, 2020, July 31, 2020, August 3, 2020, August 6, 2020, August 24, 2020, August 28, 2020, September 14, 2020, September 21, 2020, September 21, 2020, October 5, 2020, October 13, 2020, October 14, 2020, November 5, 2020, November 6, 2020, November 9, 2020, and November 10, 2020; and

•	the description of our common stock contained on our Registration Statement on Form 8-A filed with the SEC on March 18, 2014, as updated by the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement until we sell all of the securities we are offering or the termination of the offering, excluding, in each case, information deemed furnished and not filed.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests should be directed to: Lipocine Inc., Attention: Investor Relations, 675 Arapeen Drive, Suite 202, Salt Lake City, Utah 84108 and our telephone number is (801) 994-7383. You may also access the documents incorporated by reference in this prospectus through our website at www.lipocine.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Raymond James

, 2021